EXHIBIT 99.2
                                                                   ------------

                                                                 EXECUTION COPY


                                    SCHEDULE
                                     TO THE
                              ISDA MASTER AGREEMENT
                            DATED AS OF MAY 28, 2004

                                     BETWEEN

                          DEUTSCHE BANK AG ("PARTY A")

                                       AND

             CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP ("PARTY B")


PART  1. TERMINATION PROVISIONS.

(a)      "SPECIFIED ENTITY" means:

         (i) in relation to Party A:

                  Section 3(c):             Party A's Affiliates
                  Otherwise:                Not Applicable

         (ii) in relation to Party B: Party B's Affiliates

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to both parties subject to amendment by adding at the end thereof the following words:

         "PROVIDED that, notwithstanding the foregoing, an Event of Default shall not occur under either clause (1) or (2) above if (A) (I) the default, or other similar event or condition referred to in clause (1) or the failure to pay referred to in clause (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three Local Business Days following receipt of written notice from an interested party of such failure to pay or such failure to deliver, or
         (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility."

         For such purposes:

              "SPECIFIED INDEBTEDNESS" means any obligation (whether present or future, contingent or otherwise) in respect of (i) borrowed money (other than indebtedness in respect of bank deposits received in the ordinary course of business) and (ii) Financial Market Transactions. For purposes herein, "FINANCIAL MARKET TRANSACTIONS" mean any transaction of a type specified in clause (a) or (b) of the definition of "Specified Transaction" which is entered into between such party and an entity other than the other party to this Agreement, or any Credit Support Provider or Specified Entity of such party. For the purposes of determining whether the Threshold Amount has been exceeded in respect of any Financial Market Transaction, the portion attributable to Financial Market Transactions shall be the amount owed and not paid or delivered when due (whether on any regularly scheduled payment or delivery date, on early termination or otherwise) to the other party under the terms relating to such Financial Market Transaction.

                  With regard to Party A, "THRESHOLD AMOUNT" means 1% of its shareholders' equity (as calculated in accordance with generally accepted accounting principles applicable to Party A).

                  With regard to Party B, any applicable Specified Entity of Party B or any Credit Support Provider of Party B, "THRESHOLD AMOUNT" means:

         (x) at any time when the shareholders' equity of the Company (as calculated in accordance with generally accepted accounting principles applicable to the Company) is greater than U.S.$1,650,000,000, U.S.$25,000,000; and

         (y) at any other time, 1% of the shareholders' equity of the Company (as so calculated).

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(v) will apply to both parties.

(e) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)      "TERMINATION CURRENCY" means Dollars.

(g) "ADDITIONAL TERMINATION EVENT" will not apply to Party A. Each Additional Termination Event set forth in Part 6 below or in the Credit Support Annex will apply to Party B (and, for such Additional Termination Events, Party B shall be the sole Affected Party).

PART 2.  TAX REPRESENTATIONS.

(a) PAYER REPRESENTATIONS. For the purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representations to the other:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, each party may rely on:

         (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

         (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

         (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

         except that it will not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)      PAYEE  REPRESENTATIONS.  For  the  purpose  of  Section  3(f)  of  this
         Agreement:

         (1)      Party A makes the following representations:--

                  (A) It is a "foreign person" within the meaning of the applicable United States Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of each Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.

                  (B) In respect of all Transactions (other than those described in (A) above), no payment received or to be received by it in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.

         (2)      Party B makes the following representations:--

                  It is a U.S. person, and it is a limited partnership that is the beneficial owner of all payments to be made to it under this Agreement, organized under the laws of the State of Oklahoma, and its taxpayer identification number is 73-1384282.

PART 3.  AGREEMENT TO DELIVER DOCUMENTS.

(a) For the purpose of Section 4(a)(i) of this Agreement, the documents to be delivered are:--

PARTY REQUIRED TO      FORM/DOCUMENT/                    DATE BY WHICH                    COVERED BY
DELIVER DOCUMENT       CERTIFICATE                       TO BE DELIVERED                  SECTION 3(d)
                                                                                          REPRESENTATION
Party A                An executed United States         (i) Upon execution of this       No
                       Internal Revenue Service          Agreement; (ii) promptly
                       Form W-8ECI (or any               upon reasonable demand by
                       successor thereto) and an         Party B; and
                       executed United States            (iii) promptly upon
                       Internal Revenue Service          learning that any such form
                       Form W-8BEN (or any               previously provided by
                       successor thereto).               Party A has become obsolete
                                                         or incorrect.

Party B                An executed United States         (i) Upon execution of this       No
                       Internal Revenue Service W-9      Agreement; (ii) promptly
                       (or any successor thereto).       upon reasonable demand by
                                                         Party  A;  and  (iii)
                                                         promptly upon learning that
                                                         any such form previously
                                                         provided  by  Party B
                                                         has  become  obsolete
                                                         or incorrect.

(b) For the purpose of Section 4(a)(ii) of this Agreement, the other documents to be delivered (which will be covered by the representation in Section 3(d) of the Agreement if specified) are as follows:--

PARTY REQUIRED TO        FORM/DOCUMENT/                      DATE BY WHICH                     COVERED BY
DELIVER DOCUMENT         CERTIFICATE                         TO BE DELIVERED                   SECTION 3(d)
                                                                                               REPRESENTATION
Party A and Party B      Evidence of the authority,          Upon or prior to the              Yes
                         incumbency and specimen             execution and delivery of
                         signature of each person            this Agreement and, with
                         executing this Agreement or         respect to any Confirmation,
                         any Confirmation, Credit            upon request by the other
                         Support Document or other           party.
                         document entered into in
                         connection with this Agreement
                         on its behalf or on behalf of
                         a Credit Support Provider or
                         otherwise, as the case may be.

Party A and Party B      A copy of the most recent           Promptly after request by         Yes
                         annual report containing            the other party.
                         consolidated financial
                         statements of (in the case of
                         Party A) Party A and (in the
                         case of Party B) the Company,
                         and such other public
                         information respecting the
                         condition or operations,
                         financial or otherwise of such
                         Person, as the other party may
                         reasonably request from time
                         to time.

Party B                  A copy of the resolution of         Upon execution of this            Yes
                         Party B's board of directors        Agreement
                         (or other managers of such
                         entity) approving the entering
                         into of this Agreement and the
                         Transactions hereunder and a
                         board resolution delegating
                         the powers to named
                         individuals to enter into any
                         Transactions under this
                         Agreement.  Party B shall also
                         deliver to Party A a copy of
                         its constituent documents,
                         each certified by an
                         appropriately authorized
                         officer of Party B to the
                         effect that such documents are
                         up to date and in full force
                         and effect and that Party A
                         may continue to rely thereon.

Party B                  A duly executed and delivered       Upon execution of this            Yes
                         copy of each Credit Support         Agreement and from time to
                         Document.                           time thereafter as required
                                                             under Part 6 below

Party B                  A copy of the resolution of         Upon execution of this
                         each Credit Support Provider's      Agreement and from time to        Yes
                         board of directors (or other        time thereafter as required
                         managers of such entity)            under Part 6 below
                         approving the entering into of
                         the applicable Credit Support
                         Document and a copy of each
                         Credit Support Provider's
                         constituent documents, each
                         certified by an appropriately
                         authorized officer of the
                         Credit Support Provider to the
                         effect that such documents are
                         up to date and in full force
                         and effect and that Party A
                         may continue to rely thereon.

Party B                  Each other document required        From time to time as              Yes, unless otherwise
                         under Part 6 below                  required under Part 6 below       expressly stated in
                                                                                               Part 6 below

PART 4.  MISCELLANEOUS.

(a) ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this Agreement, the addresses for notices and communications to Party A and Party B shall be as follows:--

         TO PARTY A:

         All notices to Party A under Section 5 or 6 of this Agreement (other than notices under Section 5(a)(i)) shall be sent to:

         Deutsche Bank AG, Head Office
         Taunusanlage 12
         60262 Frankfurt
         GERMANY
         Attention:  Legal Department

         Fax No:           0049 69 910 36097

         With copies to:

         Deutsche Bank AG, New York Branch
         60 Wall Street
         New York, NY  10005
         Attention:  Legal Department

         Fax No:           212 250 4566

         Deutsche Bank AG, New York Branch
         60 Wall Street
         New York, NY  10005
         Attention:  Brad Blesie

         Fax No:           212 797 4469

         Deutsche Bank Securities Inc.
         60 Wall Street
         New York, NY  10005
         Attention:  Brad Blesie

         Fax No:           212 797 4469

         All other notices to Party A shall be sent to:
         Deutsche Bank AG, New York Branch
         60 Wall Street
         New York, NY  10005
         Attention:  Brad Blesie

         Fax No:           212 797 4469

         With a copy to:

         Deutsche Bank Securities Inc.
         60 Wall Street
         New York, NY  10005
         Attention:  Brad Blesie

         Fax No:           212 797 4469

         TO PARTY B:

         With respect to Confirmations and payments:

         Chesapeake Exploration Limited Partnership
         6100 N. Western Avenue
         Oklahoma City, OK  73118
         Attention:  Cash Manager

         Fax No:           405 879 9576

         All other notices to Party B shall be sent to:

         Chesapeake Exploration Limited Partnership
         6100 N. Western Avenue
         Oklahoma City, OK  73118
         Attention:  Treasurer

         Fax No:           405 879 9587

(b)      PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:--

         Party A appoints as its Process Agent: Not applicable.

         Party B appoints as its Process Agent: Not applicable.

(c)      OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)      MULTIBRANCH   PARTY.   For  the  purpose  of  Section  10(b)  of  this
         Agreement:--

         Party A is a Multibranch Party and may act through any of the following Offices:--

                  Its New York, London, Tokyo, Paris, Singapore, Brussels, Sydney, Amsterdam, Vienna, Canada (Toronto), and New Zealand (Auckland) Branches and its Frankfurt Head Office.

         Party B is not a Multibranch Party.

(e)      CALCULATION AGENT. The Calculation Agent shall be Party A.

(f)      CREDIT SUPPORT DOCUMENTS.

         (i)      "CREDIT SUPPORT DOCUMENTS" means in relation to Party A: None.

         (ii) "CREDIT SUPPORT DOCUMENTS" means in relation to Party B: Each of the documents stated to be a Credit Support Document in
                  Part 6 below.

(g)      CREDIT SUPPORT PROVIDER.

         (i)      "CREDIT SUPPORT PROVIDER" means in relation to Party A: None.

         (ii) "CREDIT SUPPORT PROVIDER" means in relation to Party B: Each of the Persons stated to be a Credit Support Provider in Part 6 below.

(h) GOVERNING LAW. This Agreement is governed by, and will be construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of law doctrine).

(i)      NETTING OF PAYMENTS. "Multiple Transaction Payment Netting" will apply.

(j)      ABSENCE OF LITIGATION. For the purpose of Section 3(c):

         (i) "SPECIFIED ENTITY" means in relation to Party A: Party A's Affiliates.

         (ii) "SPECIFIED ENTITY" means in relation to Party B: Party B's Affiliates.

(k)      NO AGENCY. The provisions of Section 3(g) will apply to this Agreement.

(l) ADDITIONAL REPRESENTATION will apply. For the purpose of Section 3 of this Agreement, each of the following will constitute an Additional Representation:--

         (i) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):--

                  (1) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (2) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                  (3) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

         (ii) COMMODITY EXCHANGE ACT. Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into between them that:

                  (1)      each  Transaction  is intended to be exempt from,  or
                           otherwise  not  subject  to  regulation   under,  the
                           Commodity Exchange Act; and

                  (2) such party is an "eligible contract participant" within the meaning of the Commodity Exchange Act,
                           Section 1a(12).

         (iii) ADDITIONAL REPRESENTATIONS OF PARTY B. Party B represents to Party A on and as of the date hereof and at all times until the termination of this Agreement that:

                  (1) with respect to each source of funds to be used by it to enter into such Transactions (each such source being referred to herein as a "SOURCE"), the Source is not the assets of any "plan" (as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE")) subject to Section 4975 of the Code or any "employee benefit plan" (as such term is defined in Section 3(3) of the employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, or otherwise out of "plan assets" within the meaning of United States Department of Labor regulation ss. 2510.3-101, 29CFR ss. 2510-3-101; and

                  (2) each Transaction is intended to be exempt from, or otherwise not subject to regulation under, the Investment Company Act of 1940 and Party B is exempt from regulation under such Act.

         (iv) ADDITIONAL REPRESENTATIONS OF PARTY B. The representations and warranties set forth in Section 4 of the Credit Agreement, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated herein by reference, as if set forth herein in full, MUTATIS MUTANDIS; PROVIDED that, as incorporated herein (unless the context otherwise requires):

                  (1) each reference therein to "this Agreement", "the Revolving Loans", "the Letters of Credit" or "the Revolving Commitments" or the like shall be deemed to be a reference to this Agreement and the Transactions hereunder, as the case may be;

                  (2) each reference therein to any "Agent" or any "Lender" or the like shall be deemed to be a reference to Party A hereunder;

                  (3) each reference therein to the "Loan Documents" or the like shall be deemed to be a reference to the Secured Trading Line Documents; and

                  (4) each reference therein to the "Collateral" or the like shall be deemed to be a reference to the Collateral as defined herein.

                  Party B represents to Party A on and as of the date hereof and on each date on which a Transaction is entered into between them that:

                  (1)      Party B and each Credit Support  Provider is Solvent;
                           and

                  (2) each representation and warranty set forth in Section 4 of the Credit Agreement (as incorporated by reference above) is true and correct on and as of such date as if made as of such date.

(m) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of it and any personnel employed by any Affiliate or any third party acting on its behalf in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, such persons and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

PART 5.  OTHER PROVISIONS

(a) ESCROW. On any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date will be made by 2.00 p.m. (local time at the place for the earlier payment if there is a time difference between the cities in which payments are to be made) on that date with an escrow agent selected by the party giving the notice and reasonably acceptable to the other party, accompanied by irrevocable payment instructions (a) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or
         (b) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow at such party's request. The party that elects to have payments made in escrow will pay the costs of the escrow arrangements and will cause those arrangements to provide that the intended recipient of the payment due to be deposited first will be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11.00 a.m. local time on that day) if that payment is not released by 5.00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(b)      TAX PROVISIONS.

         (i) The definition of "Tax Event", in Section 5(b)(iii), is modified by adding the following at the end thereof:

                  "PROVIDED that for purposes of clarification, the parties acknowledge that the introduction or proposal of legislation will not, in and of itself, give rise to a presumption that a Tax Event has occurred."

         (ii) The definition of the term "Indemnifiable Tax" is amended by adding the following at the end thereof:

                  "Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction."

(c) SET OFF. Section 6(f) of this Agreement is deleted in its entirety and replaced with the following:

         "(f) Upon the designation of any Early Termination Date, the party that is not the Defaulting Party or Affected Party ("X") may, without prior notice to the Defaulting or Affected Party ("Y"), set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Y to X or any Affiliate of X (the "X SET OFF AMOUNT") against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y (the "Y SET OFF AMOUNT"). X will give notice to the other party of any set off effected under this Section 6(f).

                  For this purpose, either the X Set Off Amount or the Y Set Off Amount (or the relevant portion of such set off amounts) may be converted by X into the currency in which the other set off amount is denominated at the rate of exchange at which X would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

                  If a sum or obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

                  Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

                  Notwithstanding the foregoing provisions of this Section 6(f), obligations owing under the Credit Agreement may not be set off hereunder against obligations owing under this Agreement."

(d) ADDITIONAL ACKNOWLEDGMENTS AND AGREEMENTS OF THE PARTIES.

         (i) BANKRUPTCY CODE. Without limiting the applicability, if any, of any other provision of the U.S. Bankruptcy Code as amended (the "BANKRUPTCY CODE") (including Sections 362, 546, 556, and 560 thereof and the applicable definitions in
                  Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "forward contracts" or "swap agreements" as defined in
                  Section 101 of the Bankruptcy Code or "commodity contracts" as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in
                  Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

         (ii) WAIVER OF RIGHT TO TRIAL BY JURY. Each of the parties hereby irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction.

(e) AMENDMENTS. Section 9(b) of this Agreement is modified by the deletion of the words "or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system".

(f) COUNTERPARTS AND CONFIRMATIONS. Section 9(e)(i) of this Agreement is modified by the deletion of the words "and by electronic messaging system".

(g) DISCLOSURE. Each party consents to the communication or disclosure by the other party of information in respect of or relating to this
         Agreement and any Transactions hereunder to such other party's branches, subsidiaries and Affiliates and, to the extent required by law or regulation, any government or regulatory authority.

PART 6.  SPECIFIED NATURAL GAS PROVISIONS

(a) PRELIMINARY STATEMENTS. Party B wishes to enter into certain natural gas derivative transactions with Party A from time to time to hedge certain volumes of natural gas production of Party B and certain of its Affiliates, and Party A has agreed to provide commercially reasonable pricing to Party B for such transactions, all on and subject to the terms and conditions set forth herein. To induce Party A to enter into this Agreement, Party B has agreed to provide credit support to Party A in the form of mortgages, guaranties and other security documents.
         Accordingly, Party A and Party B hereby agree to the terms and conditions set forth in this Part 6.

(b) CERTAIN DEFINITIONS. Certain terms used in this Agreement have the meanings assigned to them in clause (u) below. An index of certain defined terms and the page numbers on which such terms are defined is attached as Annex A to this Agreement.

(c) SCOPE OF MASTER AGREEMENT. This Agreement shall apply to all Specified Natural Gas Transactions entered into between Party A and Party B, and shall not apply to any other Transactions entered into between Party A and Party B.

(d) CERTAIN CONDITIONS FOR ENTERING INTO SPECIFIED NATURAL GAS TRANSACTIONS. The parties acknowledge and agree that Party A and Party B may enter into Specified Natural Gas Transactions with each other at any time and from time to time during the Trading Period (if each of Party A and Party B mutually agree in their sole discretion to do so), PROVIDED that each of the following conditions are satisfied both prior to and after giving effect to such Transaction:

         (1)      Natural Gas PFE is less than or equal to Available Capacity;

         (2) the Reserve Collateral Ratio is greater than or equal to the Minimum Reserve Collateral Ratio;

         (3)      the Volume Limitations are not exceeded;

         (4) each representation of Party B set forth herein is true and correct on such date as if made on and as of such date; and

         (5) no Event of Default or Potential Event of Default has occurred and is then continuing,

         and each entry into a Specified Natural Gas Transaction by Party B hereunder shall be deemed to be a certification by Party B that each of the foregoing conditions is satisfied. Party A agrees that all pricing it provides for Specified Natural Gas Transactions shall be determined by it in a commercially reasonable manner.

         Party A and Party B agree not to enter into any Transaction under this Agreement that includes a swap that, evaluated in isolation from any other components of such Transaction (including options, other swaps, floors, collars and the like), is not based on "costless" swap prices prevailing at the time of such Transaction. For the avoidance of doubt, it is understood that Party B may from time to time request Party A to enter into one or more Transactions under this Agreement with swap prices above or below the "costless" swap prices prevailing at the time such Transaction is entered into and if such adjustment to such swap prices results from an embedded option (sold or purchased) included in such Transaction then such Transactions (and other similar transactions) are expressly permitted under this Agreement.

(e) VOLUNTARY TERMINATION. Upon not less than 60 days' prior written notice to Party A, Party B may (if in its sole discretion it elects to do so) terminate the Trading Period (and, accordingly, terminate the ability of the parties to enter into further Specified Natural Gas Transactions hereunder and the obligations of Party A under clause (d) above) without any penalty or other damage payment to Party A (such termination, the "VOLUNTARY TRADING PERIOD TERMINATION", and the effective date of such termination, the "VOLUNTARY TRADING PERIOD TERMINATION DATE"), PROVIDED that:

         (1) Party B shall pay to Party A the Breakage Fee (if any) in accordance with clause (f)(2) below; and

         (2) such Voluntary Trading Period Termination shall not affect the rights or obligations of Party A or Party B under any Specified Natural Gas Transactions then outstanding, which Transactions shall continue to be governed by all of the terms and conditions set forth in this Agreement and the other Secured Trading Line Documents.

(f) SECURED TRADING LINE FEES. Party B hereby agrees to pay to Party A the following fees:

         (1)      FACILITY  FEES.  On  each   Calculation  Date  (including  the
                  Effective Date), Party B shall pay to Party A a facility fee (the "FACILITY FEES") in an amount equal to:

                  (x) Maximum Total Capacity (or, if such Calculation Date is on or after the Voluntary Trading Period Termination Date, the Natural Gas PFE as of the later of the Voluntary Trading Period Termination Date and the most recent Quarter End Date falling prior to such Calculation Date); MULTIPLIED BY

                  (y)    0.30%,

                  PROVIDED that payment of Breakage Fees under clause (2) below on or prior to the Calculation Date in 2005 shall relieve
                  Party B of its obligation to pay Facility Fees on the Calculation Date in 2005 (but not on any other Calculation
                  Date).

         (2) BREAKAGE FEE. If the Voluntary Trading Period Termination Date occurs on or prior to the Calculation Date in 2005, then on the Voluntary Trading Period Termination Date Party B shall pay to Party A a fee (the "BREAKAGE FEE") in an amount equal to U.S.$1,800,000.

         (3) EXPOSURE FEES. On the second Local Business Day following each Exposure Fee Accrual Period, Party B shall pay to Party A an exposure fee (the "EXPOSURE FEES") in an amount equal to:

                  (x) the Daily Average Natural Gas Mark-to-Market Amount for such Exposure Fee Accrual Period; MULTIPLIED BY

                  (y) 1.00% MULTIPLIED BY the number of days in such Exposure Fee Accrual Period DIVIDED BY 365 (or 366 in the case of a leap year).

                  As used herein:

                           "DAILY  AVERAGE  NATURAL GAS  MARK-TO-MARKET  AMOUNT"
                  means, for any Exposure Fee Accrual Period, the average, for each Local Business Day during such Exposure Fee Accrual Period, of the greater of (1) the Natural Gas Mark-to-Market Amount for such Local Business Day and (2) zero.

                           "EXPOSURE  FEE ACCRUAL  PERIOD"  means each  calendar
                  quarter ending on the Quarter End Dates, PROVIDED that the first such period will begin on the Effective Date and the last such period will end on the Facility Termination Date.

                           "QUARTER END DATE" means the last day of March, June,
                  September and December in each year.

         (4) REFUND IF NOT FULLY SYNDICATED. If, as of the 90th day following the Effective Date:

                  (x)    Syndicated Capacity is less than U.S.$400,000,000; and

                  (y) no Event of Default or Potential Event of Default has occurred and either (A) continued for a period of at least 10 days; or (B) is then continuing,

                  then on such date Party A shall pay to party B an amount equal to (I) the amount of Facility Fees paid by Party B to Party A on the Effective Date MULTIPLIED BY (II) U.S.$400,000,000
                  MINUS Syndicated Capacity as of such date DIVIDED BY (III) U.S.$600,000,000.

         (5)      FEES NON-REFUNDABLE. Subject to clause (4) above, all Facility
                  Fees,   Breakage  Fees  and  Exposure  Fees,  once  paid,  are
                  non-refundable.

(g) VOLUME LIMITATIONS. Party B hereby agrees that it shall not (and it shall not permit any other CHK Company to) enter into, or have outstanding, any Natural Gas Hedges other than Natural Gas Hedges entered into with the purpose and effect of hedging price or basis risk on natural gas expected to be produced and attributable to the interests of the CHK Companies, PROVIDED that at all times:

         (1) no Price Hedge has, or fixes a price for, a term including any month later than 60 months from the date such Price Hedge is entered into;

         (2) the Net Volume for all Price Hedges for each single future month (determined, in the case of Natural Gas Hedges that are not settled on a monthly basis, by a monthly proration acceptable to Party A) is greater than or equal to zero and less than or equal to the Specified Production for such month;

         (3) the Net Basis Position for all Basis Hedges for each single future month (determined, in the case of Natural Gas Hedges that are not settled on a monthly basis, by a monthly proration acceptable to Party A) is greater than or equal to zero and less than or equal to the Specified Production for such month;

         (4) the Net Contract Volume for all Price Hedges under this Agreement for each single future month (determined, in the case of Natural Gas Hedges that are not settled on a monthly basis, by a monthly proration acceptable to Party A) is greater than or equal to zero and less than or equal to the Specified Production for such month; and

         (5) the Net Contract Basis Position for all Basis Hedges under this Agreement for each single future month (determined, in the case of Natural Gas Hedges that are not settled on a monthly basis, by a monthly proration acceptable to Party A) is greater than or equal to zero and less than or equal to the Specified Production for such month.

         The restrictions set forth in this clause (g) are referred to herein as the "VOLUME LIMITATIONS".

         Party B hereby agrees to deliver to Party A, within five Local Business Days after the end of each calendar quarter ending in March, June, September and December, commencing with June 2004, a report (a "VOLUME REPORT") setting forth in reasonable detail the volumes of natural gas covered by each Natural Gas Hedge to which each CHK Company is a party, broken out monthly and separately identifying volumes for each CHK
         Company for such month, volumes for Long Price Hedges, Short Price Hedges, Long Basis Hedges and Short Basis Hedges for such month (each broken out for Natural Gas Hedges under this Agreement and Natural Gas Hedges not under this Agreement) and volumes of Specified Production for such month, all in form, scope and detail satisfactory to Party A and setting forth such supporting detail as Party A may request.

         Each Volume Report shall be accompanied by a certificate of a Financial Officer of Party B (with such certification under no circumstances conflicting with any similar certificate provided by Party B or any of its Affiliates to other parties under any credit agreement or other financing arrangement) stating that (x) the information set forth therein is true and correct on and as of the date on which such Volume Report is delivered and (y) the Budget Basis Projected Production reported therein is based on reasonable estimates, information and assumptions and that such Financial Officer has no reason to believe that such Budget Basis Projected Production is incorrect or misleading in any material respect.

         As used herein:

                  "BASIS HEDGE" means each Natural Gas Hedge that hedges only basis differential risk. A Basis Hedge is referred to herein as a "LONG BASIS HEDGE" if a CHK Company would benefit from an increase in natural gas basis differentials thereunder and as a "SHORT BASIS HEDGE" if a CHK Company would benefit from a decrease in natural gas basis differentials thereunder. For such purposes, the term "NATURAL GAS BASIS DIFFERENTIALS" will be determined by the Calculation Agent in accordance with recognized industry practices.

                  "PRICE HEDGE" means each Natural Gas Hedge (other than a Basis Hedge). A Price Hedge is referred to herein as a "LONG PRICE HEDGE" if a CHK Company would benefit from an increase in natural gas prices thereunder and as a "SHORT PRICE HEDGE" if a CHK Company would benefit from a decrease in natural gas prices thereunder.

                  "NATURAL GAS HEDGE" means (a) any agreement (including each confirmation entered into under a master agreement) providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving natural gas or natural gas prices, volumes or basis differentials, or indexes based on any of the foregoing, (b) any natural gas option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement covering or referencing natural gas or natural gas prices, volumes or basis differentials.

                  "NET BASIS POSITION" means, for each month as at any date of determination, an amount (which may be less than zero) equal to:

                  (x) the aggregate notional quantity or volume of natural gas for that month under all outstanding Short Basis Hedges; MINUS

                  (y) the aggregate notional quantity or volume of natural gas for that month under all outstanding Long Basis Hedges.

                  "NET CONTRACT BASIS POSITION" means, for each month as at any date of determination, an amount (which may be less than zero) equal to:

                  (x) the aggregate notional quantity or volume of natural gas for that month under all outstanding Short Basis Hedges under this Agreement; MINUS

                  (y) the aggregate notional quantity or volume of natural gas for that month under all outstanding Long Basis Hedges under this Agreement.

                  "NET VOLUME" means, for each month as at any date of determination, an amount (which may be less than zero) equal to:

                  (x) the aggregate notional quantity or volume of natural gas for that month under all outstanding Short Price Hedges; MINUS

                  (y) the aggregate notional quantity or volume of natural gas for that month under all outstanding Long Price Hedges.

                  "NET CONTRACT VOLUME" means, for each month as at any date of determination, an amount (which may be less than zero) equal to:

                  (x) the aggregate notional quantity or volume of natural gas for that month under all outstanding Short Price Hedges under this Agreement; MINUS

                  (y) the aggregate notional quantity or volume of natural gas for that month under all outstanding Long Price Hedges under this Agreement.

                  "SPECIFIED PRODUCTION" means, for each month as at any date of determination:

                  (x) if such month is or is prior to the 36th month after the month in which such determination is being made, 100% of Budget Basis Projected Production projected to be produced during such month, and

                  (y) if such month is later than the 36th month after the month in which such determination is being made, 100% of Adjusted SPE Projected Production projected to be produced during such month.

                  For such purposes:

                   "ADJUSTED SPE PROJECTED PRODUCTION" means, for any month, the sum of:

                           (A) SPE Basis Projected Production for such month attributable to reserves that are, at the time of determination, classified as Producing Reserves; PLUS

                           (B) 25% of SPE Basis Projected Production for such month attributable to Proved Reserves that are not, at the time of determination, classified as Producing Reserves.

                           "BUDGET BASIS  PROJECTED  PRODUCTION"  means,  at any
                  time of determination, the projected production of natural gas (measured by volume unit or BTU equivalent, not sales price) from properties and interests owned by any CHK Company which are located in or offshore of the United States and Canada, as such production is projected in the most recent reports delivered by Party B pursuant to this Agreement for purposes of management planning and budgeting, determined after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests acquired or under contract to be acquired by any CHK Company that had not been reflected in such report, all as reported by Party B to Party A hereunder.

                           "SPE BASIS PROJECTED  PRODUCTION"  means, at any time
                  of determination, the projected production of natural gas (measured by volume unit or BTU equivalent, not sales price) from properties and interests owned by any CHK Company which are located in or offshore of the United States and Canada attributable to the portion of the reserves categorized as Proved, as such production is projected in the most recent Reserve Reports delivered pursuant to this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests acquired or under contract to be acquired by any CHK Company that had not been reflected in such report, all as reported by Party B to Party A hereunder.

(h) CERTAIN CONDITIONS PRECEDENT. No Specified Natural Gas Transaction may be entered into, and the obligations of Party A under clause (d) of this Part 6 shall not become effective, until the date on which Party A shall have received each of the following, each satisfactory to it in form and substance:

         (1) EXECUTED COUNTERPARTS. From each party hereto a counterpart of this Agreement (including the Schedule to this Agreement and the Credit Support Annex) signed on behalf of such party.

         (2) PART 3 DOCUMENTS. Each document referred to in Part 3 that is required to be delivered upon execution of this Agreement.

         (3) OPINION OF COUNSEL TO PARTY B. A favorable written opinion (addressed to Party A and dated the Effective Date) of Commercial Law Group, P.C., counsel for Party B and the Credit Support Providers, substantially in the form of Exhibit A to this Agreement, and covering such other matters relating to Party B, the Credit Support Providers, this Agreement, the other Secured Trading Line Documents or the transactions contemplated hereby and thereby as Party A may reasonably request (and Party B and each Credit Support Provider hereby instruct such counsel to deliver such opinion to Party A).

         (4) CORPORATE AND PARTNERSHIP DOCUMENTS. Such documents and certificates as Party A may reasonably request relating to the organization, existence and good standing of Party B, each Credit Support Provider and of Party B's general partner, the authorization of the transactions contemplated hereby and any other legal matters relating to Party B and the Credit Support Providers and Party B's general partner, this Agreement, the other Secured Trading Line Documents or the transactions contemplated hereby and thereby, all in form and substance satisfactory to Party A.

         (5) OFFICER'S CERTIFICATE. A certificate, dated the Effective Date and signed by a Financial Officer of Party B or the President or a Vice President of Party B's general partner, acting for and on behalf of Party B, confirming that each representation of Party B set forth herein is true and correct on such date as if made on and as of such date and that no Event of Default or Potential Event of Default has occurred and is then continuing.

         (6) GUARANTY. The Guaranty, duly executed and delivered by the Company, each Subsidiary of the Company (other than Party B and members of the CEMI Group) and Party A.

         (7) UCC, TAX LIEN, JUDGMENT AND LITIGATION SEARCHES. Reports satisfactory to Party A listing the results of Uniform Commercial Code filing, tax lien, judgment and litigation searches prepared by one or more firms satisfactory to Party A with respect to Party B and each of the mortgagors in each jurisdiction in which it maintains its principal place of business or in which any of the Mortgaged Properties are located.

         (8) MORTGAGES. One or more Mortgages encumbering Eligible Properties of Party B and one or more of the other CHK Companies (the "INITIAL RESERVE COLLATERAL"), each duly executed and delivered by Party B or another initial Credit Support Provider and in recordable form in each of the jurisdictions where Mortgaged Properties covered by such Mortgage are located and having attached thereto property descriptions that are in form and substance satisfactory to Party A.

         (9) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including any Uniform Commercial Code financing statement) required by the Credit Support Documents or under law or reasonably requested by Party A to be filed, registered or recorded in order to create in favor of Party A a perfected Lien on the collateral described therein, prior and superior in right to any other Person (other than with respect to liens expressly permitted hereunder), and each such document shall be in proper form for filing, registration or recordation. In addition, Party B shall have taken such other action as Party A shall have requested in order to perfect the security interests created under the Mortgages.

         (10) TITLE ASSURANCE. Such information regarding the title of each mortgagor to the Mortgaged Properties and the priority of the Lien of the Mortgage as Party A may request (including, if requested by Party A, title opinions of counsel satisfactory to Party A with respect to Mortgaged Properties representing not more than 50% of the Forward Value of the Initial Reserve Collateral stating that such mortgagor has good and defensible title to such Mortgaged Properties, free and clear of all Liens other than Liens permitted by the Mortgages and subject only to such title defects as shall be acceptable to Party A).

         (11) OPINIONS OF LOCAL COUNSEL. A favorable written opinion (addressed to Party A and dated the Effective Date), in form and substance and rendered by counsel satisfactory to Party A, of counsel for Party B and the Credit Support Providers licensed to practice law in each State in which the Initial Reserve Collateral is located as to, among other things, the execution, delivery, recordation and enforceability of each initial Mortgage in such State (and Party B and each Credit Support Provider hereby instruct such counsel to deliver such opinion to Party A).

         (12) INSURANCE. Certificates of insurance evidencing the existence of all insurance required to be maintained by Party B pursuant to the terms of this Part 6, in form and substance satisfactory to Party A. In addition, Party B shall have delivered a certificate, dated the Effective Date, of a Financial Officer of Party B setting forth the insurance obtained by it in accordance with the requirements of this
                  Part 6 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

         (13) ENVIRONMENTAL DUE DILIGENCE. Results of such environmental due diligence regarding the properties to be covered by the Mortgages referred to in clause (8) above as may be reasonably requested by Party A, the results of which due diligence shall be satisfactory to Party A.

         (14) RESERVE REPORTS. Copies of the most recent reserve reports of Lee Keeling and Associates, Ryder Scott Company, Netherland Sewell and Associates and the Company's employee engineers (the "INITIAL RESERVE REPORTS"), each dated such dates, and otherwise in form and substance, satisfactory to Party A, and certified by a Financial Officer of Party B to be a true and correct copy thereof.

         (15) INITIAL RESERVE COLLATERAL. Evidence that, on the Effective Date, the Forward Value of the Initial Reserve Collateral as of the Calculation Date in 2005, as projected in good faith by the Calculation Agent, is not less than U.S.$900,000,000.

         (16) SOLVENCY. A Solvency Certificate of Party B and each other initial Credit Support Provider dated as of the Effective Date.

         (17) FEES. The initial Facility Fee and such other fees and expenses as Party B shall have agreed to pay to Party A in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special counsel to Party A, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Secured Trading Line Documents.

         (18) CREDIT AGREEMENT DOCUMENTS. Copies of the Credit Agreement and each other "Loan Document" referred to therein (to the extent, in the case of security documents, reasonably requested by Party A), in form and substance satisfactory to Party A and certified as true, correct and complete by a Financial Officer of Party B.

         (19)     OTHER   DOCUMENTS.   Such  other  documents  as  Party  A  may
                  reasonably request.

(i)      RESERVE REPORTS.

         (1) RESERVE REPORTING. Party B hereby agrees to deliver to Party A the following reserve reports and other information:

                  (w) ANNUAL REPORTS. Promptly following (but in any event not later than 90 days after) December 31 in each year (commencing with December 31, 2004), copies of:

                           (A) One or more reserve reports as of December 31 from Lee Keeling and Associates, Ryder Scott Company, Netherland Sewell and Associates and/or any other recognized independent reservoir engineering firms reasonably acceptable to Party A (each, an "INDEPENDENT RESERVOIR ENGINEERING REPORT"). Such Independent Reservoir Engineering Reports shall evaluate not less than (i) 70% of all reserve volumes of Party B and the other CHK Companies and (ii) 80% of all Reserve Collateral reserve volumes attributable to the properties and interests of Party B and the other mortgagors under the Mortgages.

                           (B) A reserve report as of December 31 certified by an appropriately authorized officer of
                                    Party  B  (and  subject  to  the  review  of
                                    internal reservoir engineers for Party A) (a
                                    "SUPPLEMENTAL    RESERVE   REPORT").    Each
                                    Supplemental   Reserve  Report  shall  cover
                                    those properties and reserves of Party B and the other CHK Companies not evaluated in the Independent Reservoir Engineering Reports delivered pursuant to clause (A) above.

                  (x) SEMI-ANNUAL UPDATES. Promptly following (but in any event no later than 60 days after) June 30 in each year (commencing with June 30, 2004, a reserve report as of such June 30 certified by an appropriately authorized officer of Party B (and subject to the review of internal reservoir engineers for Party A) (an "UPDATED RESERVOIR ENGINEERING REPORT") for all of the properties and reserves of Party B and the other CHK Companies.

                  (y) ACCOMPANYING INFORMATION. Party B shall deliver a report to Party A, at the time it delivers the reports under clauses (w) and (x) above, reflecting the occurrence of the following events since the date of the most recent Reserve Reports: (I) all properties or interests sold, transferred, terminated, abandoned or under contract for sale, transfer or termination that had been included in such report, together (in the case of completed or pending sales or transfers) with the property and sale price therefor; (II) all property purchases and pending property purchases (unless such disclosure will violate a confidentiality agreement) identifying the property and the purchase price therefor, and (III) all changes in the categories of Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves and Proved Undeveloped Reserves attributable to each Mortgaged Property interest of Party B and the other CHK Companies.

                  (z) ADDITIONAL INFORMATION. In addition, Party B shall from time to time deliver to Party A all other information, reports and data which Party A has requested in connection with the Reserve Reports.

                  As used herein, "RESERVE REPORT" means, collectively, the Independent Reservoir Engineering Reports, the Supplemental Reserve Reports and the Updated Reservoir Engineering Reports.

         (2) SCOPE OF RESERVE REPORTS. Each Reserve Report (not including the Initial Reserve Reports) shall be addressed to (among any other Persons) Party A, shall be accompanied by a certificate of a Financial Officer of Party B to the effect that such Reserve Report is a true and correct copy thereof, shall contain information comparable to the information contained in the reports delivered on the Effective Date under clause
                  (h)(14) above and otherwise be in form and scope satisfactory to Party A in its sole discretion, shall take into account any "over-produced" status under gas balancing arrangements, shall clearly delineate each property evaluated and shall distinguish those properties that constitute Reserve Collateral from those properties that do not constitute Reserve Collateral. Without limiting the foregoing, each Reserve Report shall contain:

                  (x) for each covered property interest owned by Party B and the other CHK Companies, (A) Proved Reserves, (2) Proved Developed Producing Reserves, (3) Proved
                         Developed Non-Producing Reserves and (4) Proved Undeveloped Reserves (each, a "CATEGORY OF RESERVES"), in each case, to the extent properly allocable to such property interest;

                  (y) for each covered property interest owned by Party B and the other CHK Companies for each year during the remaining commercial operation period for such property, (1) the projected volume of production attributable to each category of reserves, (2) projected gross cash operating revenues to be received from production attributable to each category of reserves and (3) projected net operating income to be earned from production attributable to each category of reserves, in each case, to the extent properly allocable to such property interest; and

                  (z) without limiting clauses (x) and (y) above, sufficient information to enable Party B to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X and to ascertain projected future production attributable to the portion of the reserves of the Mortgaged Properties categorized as Producing.

                  In determining such projected gross cash operating revenues and projected net operating income, each Reserve Report shall use price assumptions set forth in Regulations S-K and S-X, PROVIDED that, upon request of Party A, Party B shall cause projected gross cash operating revenues and projected net operating income to be determined using price assumptions specified by Party A.
                                       17

(j) COLLATERAL RAMP-UP; ADDITIONAL POST-CLOSING TITLE WORK; ADDITIONAL CALCULATION DATE RESERVE COLLATERAL.

         (1) COLLATERAL RAMP-UP. Party B shall, at its own cost and expense, promptly (and in any event by no later than 90 days) after the Effective Date:

                  (x) execute and deliver one or more Mortgages encumbering Eligible Properties having Proved Developed Producing Reserves attributed thereto such that the Forward Value of the Reserve Collateral (including the Initial Reserve Collateral and the collateral pledged under this clause (j)(1)), as projected in good faith by the Calculation Agent, is not less than the Minimum Reserve Collateral Ratio MULTIPLIED BY Maximum Total Capacity;

                  (y) in connection with such Mortgages; take the related actions required under clause (o) below; and

                  (z) to the extent not delivered to Party A on the Effective Date pursuant to clause (h)(10) above, deliver to Party A such information regarding the title of each mortgagor to the Mortgaged Properties and the priority of the Lien of the Mortgage as Party A may request (including, if requested by Party A, title opinions of counsel satisfactory to Party A stating that such mortgagor has good and defensible title to such Mortgaged Properties, free and clear of all Liens other than Liens permitted by the Mortgages and subject only to such title defects as shall be acceptable to Party
                         A).

         (2) ESTIMATE OF CALCULATION DATE NATURAL GAS PFE. By no later than the date (a "PRE-CALCULATION DATE") that is 60 days prior to each Calculation Date falling after the Effective Date, the Calculation Agent shall give written notice (a "PRE-CALCULATION DATE COLLATERAL NOTICE") to Party A and Party B setting forth:

                  (w) the Calculation Agent's good faith projection of Natural Gas PFE as of such Calculation Date and the Forward Reserve Collateral Value as of such Calculation Date;

                  (x) the ratio (the "ESTIMATED RESERVE COLLATERAL RATIO") of such Forward Reserve Collateral Value to such projected Natural Gas PFE;

                  (y) if such Estimated Reserve Collateral Ratio is less than the Minimum Reserve Collateral Ratio, the Forward Value of additional Proved Developed Producing Reserves of Eligible Properties that will need to be pledged to Party A so that the Estimated Reserve Collateral Ratio (determined taking into account such additional collateral) is equal to the Minimum Reserve Collateral Ratio (a "DEFICIENCY AMOUNT"); and

                  (z)    the  Forward  Value  of  additional   Proved  Developed
                         Producing Reserves of Eligible Properties (if any) that, if pledged to Party A, would result in Available Capacity being equal to Maximum Total Capacity (an "OPTIONAL AMOUNT"), it being understood that no properties are required to be pledged to Party A pursuant to this clause (z).

                  If the Pre-Calculation Date Collateral Notice with respect to any Calculation Date specifies a Deficiency Amount, then Party B shall, at its own cost and expense, promptly (and in any event by no later than three Local Business Days prior to such Calculation Date) execute and deliver one or more Mortgages encumbering Eligible Properties having Proved Developed Producing Reserves attributed thereto having an aggregate Forward Value equal to such Deficiency Amount and take the related actions required under clause (o) below.

                  In addition, if the Pre-Calculation Date Collateral Notice with respect to any Calculation Date specifies an Optional Amount, then Party B may (if in its sole discretion it elects to do so), at its own cost and expense, on or prior to the date three Local Business Days prior to such Calculation Date execute and deliver one or more Mortgages encumbering Eligible Properties having Proved Developed Producing Reserves attributed thereto having an aggregate Forward Value equal to such Optional Amount and take the related actions required under clause (o) below.

                  For purposes of this clause (2), determinations of the Forward Reserve Collateral Value and Forward Value will be made on each Pre-Calculation Date, but will be made as if such determinations were in fact being made on the immediately following Calculation Date. Accordingly, references in the definitions of "Forward Reserve Collateral Value" and "Forward Value" to a "date of determination" will mean such Calculation Date rather than such Pre-Calculation Date.

         (3) RECALCULATION OF CALCULATION DATE NATURAL GAS PFE. On each Calculation Date, the Calculation Agent shall give written notice (a "CALCULATION DATE COLLATERAL NOTICE") to Party A and Party B setting forth:

                  (w) the Natural Gas PFE as of such Calculation Date and the Forward Reserve Collateral Value (determined taking into account the additional collateral (if any) pledged under clause (2) above) as of such Calculation Date;

                  (x) the ratio (the "ACTUAL RESERVE COLLATERAL RATIO") of such Forward Reserve Collateral Value to such Natural Gas PFE;

                  (y) if such Actual Reserve Collateral Ratio is less than the Minimum Reserve Collateral Ratio:

                         (I) the Forward Value of additional Proved Developed Producing Reserves of Eligible Properties that will need to be pledged to Party A so that the Actual Reserve Collateral Ratio (determined taking into account such additional collateral) is equal to the Minimum Reserve Collateral Ratio (also, a "DEFICIENCY AMOUNT"); and

                         (II) such  Deficiency  Amount  DIVIDED  BY the  Minimum
                              Reserve Collateral Ratio (the "CASH DEFICIENCY AMOUNT"); and

                  (z)    the  Forward  Value  of  additional   Proved  Developed
                         Producing Reserves of Eligible Properties (if any) that, if pledged to Party A, would result in Available Capacity being equal to Maximum Total Capacity (also, an "OPTIONAL AMOUNT"), it being understood that no properties are required to be pledged to Party A pursuant to this clause (z).

                  If the Calculation Date Collateral Notice with respect to any Calculation Date specifies a Deficiency Amount, then Party B shall, at its own cost and expense:

                  (A) promptly (and in any event within one Local Business Day after such Calculation Date) deliver to Party A Cash or Letters of Credit pursuant to the Credit Support Annex having an aggregate Value equal to the Cash Deficiency Amount (such Cash and Letters of Credit, "TEMPORARY RESERVE COLLATERAL"); and

                  (B) within 60 days after such Calculation Date, execute and deliver one or more Mortgages encumbering Eligible Properties having Proved Developed Producing Reserves attributed thereto having an aggregate Forward Value equal to such Deficiency Amount and take the related actions required under clause (o) below (whereupon Party A shall return such Temporary Reserve Collateral to Party B in accordance with the terms set forth in the Credit Support Annex).

                  In addition, if the Calculation Date Collateral Notice with respect to any Calculation Date specifies an Optional Amount, then Party B may (if in its sole discretion it elects to do so), at its own cost and expense, on or prior to the date that is 60 days after such Calculation Date, execute and deliver one or more Mortgages encumbering Eligible Properties having Proved Developed Producing Reserves attributed thereto having an aggregate Forward Value equal to such Optional Amount and take the related actions required under clause (o) below.

(k) ADDITIONAL INTRA-YEAR COLLATERAL. If on any date (other than a Calculation Date) (x) the Reserve Collateral Ratio is less than the Minimum Reserve Collateral Ratio and (y) the Intra-Year Deficiency Amount exceeds U.S.$10,000,000, then, upon request from Party A to Party B, Party B shall, at its own cost and expense, promptly (and in any event within one Local Business Day after the date of such request) deliver to Party A Cash or Letters of Credit pursuant to the Credit Support Annex having an aggregate Value equal to such Intra-Year Deficiency Amount. The Cash and Letters of Credit delivered to Party A pursuant to this clause (k) are referred to as the "INTRA-YEAR COLLATERAL".

                  As used herein:

                  "INTRA-YEAR DETERMINATION DATE" means each date on which the conditions set forth in clauses (x) and (y) above in this clause (k) are satisfied.

                  "INTRA-YEAR DEFICIENCY AMOUNT" means, as of any date of determination, the positive difference (if any) of:

         (1) (A) if the Natural Gas Mark-to-Market Amount as of such date is a positive number, the Natural Gas Mark-to-Market Amount or
                  (B) otherwise, the Intra-Year Natural Gas PFE as of such date; MINUS

         (2) the Current Reserve Collateral Value as of such date DIVIDED BY the Minimum Reserve Collateral Ratio.

(l) SUBSTITUTION OF COLLATERAL. Party B shall be entitled (at its own cost and expense) at any time and from time to time to substitute all or any part of the Reserve Collateral for other Reserve Collateral of equal Forward Value, PROVIDED that:

         (1) no Event of Default or Potential Event of Default shall have occurred and then be continuing or shall result therefrom;

         (2) after giving effect thereto, the Reserve Collateral Ratio is not less than the Minimum Reserve Collateral Ratio;

         (3) the long-term ratings of the Company are not lower than "Ba3" by Moody's or "BB-" by Standard & Poor's and are not on watch for possible downgrade by either such rating agency;

         (4) the aggregate Forward Value of Reserve Collateral substituted in any Transaction Year shall not exceed 15% of Available Capacity;

         (5) Reserve Collateral shall not be substituted pursuant to this clause (l) more than three times in any Transaction Year; and

         (6) for any new Reserve Collateral to be pledged by Party B, Party B shall take the related actions required under clause (o) below.

(m) COLLATERAL CALL.

         (1) If requested by Party B on any Local Business Day, Party A shall return some or all of the Intra-Year Collateral to Party B in accordance with the terms set forth herein and in the Credit Support Annex, PROVIDED that:

                  (x)    such day is not an Intra-Year Determination Date;

                  (y) the aggregate Value of Intra-Year Collateral returned to Party B on any Local Business Day will (subject to the rounding and minimum transfer amount terms of the Credit Support Annex) equal an amount (the "INTRA-YEAR EXCESS AMOUNT" for such Local Business Day) equal to the positive difference (if any) of:

                         (A) the Current Reserve Collateral Value as of such date DIVIDED BY the Minimum Reserve Collateral Ratio; MINUS

                         (B) (I) if the Natural Gas Mark-to-Market Amount as of such date is a positive number, the Natural Gas Mark-to-Market Amount or (II) otherwise, the Intra-Year Natural Gas PFE as of such date; and

                  (z) no Event of Default or Potential Event of Default shall have occurred and then be continuing or shall result therefrom.

         (2) If requested by Party B within three Local Business Days following any Calculation Date, Party A shall release one or more Mortgaged Properties from the Lien of the Mortgages in accordance with the terms set forth herein and therein, PROVIDED in each case that:

                  (x) after giving effect thereto, the Reserve Collateral Ratio is not less than the Minimum Reserve Collateral Ratio; and

                  (y) no Event of Default or Potential Event of Default shall have occurred and then be continuing or shall result therefrom.

(n) CHK COMPANY MORTGAGES. Party B will be entitled to deliver Mortgages executed and delivered by one or more of the other CHK Companies (rather than by Party B) under clauses (j)(1), (j)(2), (j)(3)(B) and
         (l) above, PROVIDED that:

         (1) each such CHK Company is Solvent on and as of the date on which it executes and delivers such Mortgage, and Party B and such CHK Company each deliver a Solvency Certificate to Party A with respect to such CHK Company at the time such Mortgage is delivered;

         (2)      such CHK Company is not then an Unrestricted Subsidiary;

         (3) if such CHK Company is not then a Credit Support Provider, such CHK Company executes and delivers to Party A an Assumption and Accession Agreement (whereupon it shall become a Credit Support Provider of Party B hereunder); and

         (4) Party B shall take, and shall cause such CHK Company to take, the related actions required under clause (o) below.

(o) OTHER REQUIRED ACTIONS. In connection with each delivery of a Mortgage or pledge of additional Reserve Collateral, Party B shall, and shall cause each relevant CHK Company to:

         (1) execute and deliver documents with respect to Party B or such CHK Company, such Mortgage and the relevant Mortgaged Properties (in each case as applicable) that are consistent with the documents delivered pursuant to clauses (2), (3),
                  (4), (5), (7), (8), (9), (10),  (11),  (13),  (17) and (19) of
                  clause (h) of this Part 6 on the Effective Date;

         (2) if such CHK Company is not then a Credit Support Provider, deliver an Assumption and Accession Agreement duly executed and delivered by such CHK Company; and

         (3) take such other action (including executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on the property to be pledged by Party B or such CHK Company under such Mortgage or with respect to such additional Reserve Collateral.

(p) ADDITIONAL COVENANTS. Party B covenants and agrees, for the benefit of Party A, to:

         (1) deliver to Party A all of the statements, certificates and other information delivered to any lender or agent under Sections 6.1, 6.2, 6.7, 6.8(c) and 6.8(d) of the Credit Agreement;

         (2) perform, comply with and be bound by each of its covenants, agreements and obligations contained in Sections 6 and 7 of the Credit Agreement (other than those subsections referred to in clause (1) above); and

         (3) notify Party A of each amendment, modification and supplement to, and waiver of any provision under, the Credit Agreement and the other "Loan Documents" referred to therein.

         Without limiting the generality of the foregoing, the provisions of the Credit Agreement referred to in clause (2) above, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated herein by reference, as if set forth herein in full, MUTATIS MUTANDIS; PROVIDED that, as incorporated herein (unless the context otherwise requires):

         (i) each reference therein to "this Agreement", "the Revolving Loans", "the Letters of Credit" or "the Revolving Commitments" or the like shall be deemed to be a reference to this Agreement and the Transactions hereunder, as the case may be;

         (ii) each reference therein to any "Agent" or any "Lender" or the like shall be deemed to be a reference to Party A hereunder;

         (iii) each reference therein to the "Loan Documents" or the like shall be deemed to be a reference to the Secured Trading Line Documents; and

         (iv) each reference therein to the "Collateral" or the like shall be deemed to be a reference to the Collateral as defined herein.

(q) SUBSIDIARY GUARANTORS. Party B shall at all time cause each Subsidiary of the Company that is not an Unrestricted Subsidiary under the CHK Indentures to be a Subsidiary Guarantor under the Guaranty (and, accordingly, a Credit Support Provider of Party B hereunder). Without limiting the foregoing, if any Subsidiary is created or acquired after the Effective Date by any CHK Company (other than any such Subsidiary that is then designated an Unrestricted Subsidiary under the CHK Indentures, but which, for the purposes of this clause (q), shall include any existing Subsidiary that ceases to be an Unrestricted Subsidiary under the CHK Indentures), promptly cause such Subsidiary to become a Subsidiary Guarantor under the Guaranty (and, accordingly, a Credit Support Provider of Party B hereunder), and to take such actions and execute and deliver to Party A such documents with respect to such Subsidiary that are consistent with the actions taken and documents delivered with respect to Party B pursuant to clauses (2), (3), (4),
         (5), (7), (16), (17) and (19) of clause (h) of this Part 6 on the Effective Date.

         Notwithstanding anything to the contrary contained herein or in any other Secured Trading Line Document, if, after the Effective Date, Party B shall designate a Subsidiary Guarantor or any newly created or acquired Subsidiary as an Unrestricted Subsidiary under the CHK Indentures, and so long as such designation is permitted hereunder (including under the provisions of the Credit Agreement incorporated herein by reference) and a Financial Officer of Party B has certified in writing thereto to Party A, Party A shall release such designated Subsidiary from its guarantee obligations under the Guaranty. Notwithstanding any such release, no Subsidiary Guarantor shall be released from any of its obligations under any Mortgage as to which it is a mortgagor, nor shall any related Mortgaged Properties be released from the Lien thereof, unless such release is permitted under clause
         (l) or (m) of this Part 6 and, if otherwise required pursuant to the terms hereof, any related replacement or substitution of Reserve Collateral occurs simultaneously therewith.

(r) FURTHER ASSURANCES. Party B shall from time to time execute and deliver, or cause to be executed and delivered by other CHK Companies, such additional mortgages, deeds of trust, chattel mortgages, security agreements, financing statements, reports (including Reserve Reports), instruments, legal opinions, certificates or documents, all in form and substance satisfactory to Party A, and take all such actions as may be requested hereunder (including in order to comply with clause (q) of this Part 6) or as Party A may reasonably request, in each case for the purposes of implementing or further effectuating the provisions of this Agreement and the other Secured Trading Line Documents (including clause (q) of this Part 6), or of more fully perfecting or renewing the rights of Party A with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Party B or any Subsidiary Guarantor which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by Party A of any power, right, privilege or remedy pursuant to this Agreement or the other Secured Trading Line Documents that requires any consent, approval, recording qualification or authorization of any governmental authority, the Company and Party B shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Party A may be required to obtain from the Company, Party B or any of the Subsidiary Guarantors for such governmental consent, approval, recording, qualification or authorization.

(s) ADDITIONAL EVENTS OF DEFAULT. In addition to the Events of Default set forth in Section 5(a) of this Agreement, the following shall constitute additional Events of Default as to which Party B shall be the sole Defaulting Party:

         (1) RESERVE COLLATERAL RATIO. Failure by Party B to maintain the Reserve Collateral Ratio in excess of the Minimum Reserve Collateral Ratio if such failure is not remedied within one Local Business Day after receipt of notice from Party A;

         (2) ADDITIONAL COLLATERAL. Failure by Party B to deliver the additional Collateral as and when required under clauses (j) and (k) of this Part 6 if such failure is not remedied within five Local Business Days;

         (3) VOLUME LIMITATIONS. Party B breaches the Volume Limitations and such breach is not remedied (whether by unwinding or liquidating one or more Natural Gas Hedges or otherwise) within 10 Local Business Days;

         (4) REPORTING. Failure by Party B to comply with all the requirements of clause (i) of this Part 6 if such failure is not remedied within five Local Business Days (PROVIDED that no other Event of Default or Potential Event of Default is in effect after such remediation);

         (5) ADDITIONAL AGREEMENTS. Failure by Party B to comply with any of the other covenants set forth in clause in this Part 6; and

         (6) CHANGE IN CONTROL. (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934 (the "EXCHANGE ACT"), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Company; (ii) the board of directors of the Company shall cease to consist of a majority of Continuing Directors;
                  (iii) the Company shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of Party B and each other Credit Support Provider free and clear of all Liens; or (iv) a Specified Change of Control shall occur.

                  As used in this clause (6), "CONTINUING DIRECTORS" and "SPECIFIED CHANGE OF CONTROL" have the meanings given to them in the Credit Agreement.

(t)      CERTAIN LETTER OF CREDIT PROVISIONS.

         (1) COMMON PROVISIONS. Each Letter of Credit shall be subject to the following provisions:

                  (A) Each Letter of Credit provided by Party B shall be an irrevocable, transferable, standby letter of credit from an Eligible Financial Institution in form and substance satisfactory to Party A in its sole discretion.

                  (B) Each Letter of Credit shall provide that Party A may draw upon such Letter of Credit in an amount (up to the undrawn portion of the stated or face amount of such Letter of Credit) that is equal to all amounts that are due and owing from Party B hereunder but have not been paid to Party A within the time allowed for such payments under this Agreement (after giving effect to any applicable notice requirement or grace period). A Letter of Credit shall provide that a drawing be made upon such Letter of Credit by submission to the issuer thereof of one or more certificates specifying the amounts due and owing to Party A in accordance with the specific requirements of such Letter of Credit.

                  (C) If any issuer of a Letter of Credit (including UBOC) ceases to be an Eligible Financial Institution, then Party B shall, by no later than the date 10 Local Business Days thereafter, replace such Letter of Credit with Cash or another Letter of Credit whose issuer is an Eligible Financial Institution (or a combination thereof) in accordance with and subject to the terms set forth in this Agreement and the Credit Support Annex. Each Letter of Credit that is required to be substituted in accordance with this clause (C) but that is not so substituted within such 10 Local Business Day period is herein referred to as an "INELIGIBLE LETTER OF CREDIT".

         (2) UBOC PROVISIONS. If Union Bank of California ("UBOC") is at any time deemed to be an Eligible Financial Institution pursuant clause (3) of the definition of "Eligible Financial Institution" in this Agreement, then the following provisions shall apply to all Letters of Credit issued by UBOC that are then outstanding at such time (such Letters of Credit, in such circumstances, the "UBOC LETTERS OF CREDIT"):

                  (A) the aggregate undrawn face amount of the UBOC Letters of Credit at such time shall not exceed the UBOC Sublimit at such time;

                  (B) no UBOC Letter of Credit shall have an expiry date later than 120 days after its date of issuance; and

                  (C) on or prior to the expiry date of each UBOC Letter of Credit, Party B shall substitute such UBOC Letter of Credit for Cash or one or more non-UBOC Letters of Credit (or a combination thereof) in accordance with and subject to the terms set forth in this Agreement and the Credit Support Annex (it being understood that if such UBOC Letter of Credit constitutes Temporary Reserve Collateral, then Party B may (or shall) replace such UBOC Letter of Credit with Mortgages in the manner and to the extent provided in clause (j)(3) of this Part 6).

                  As used herein, "UBOC SUBLIMIT" means, at any date of determination, Maximum Total Capacity (or, if such date of determination is prior to the 90th day after the Effective Date, U.S.$200,000,000 PLUS Syndicated Capacity as of such date) MULTIPLIED BY 10%.

         (3) PROVISIONS FOR NON-UBOC LETTERS OF CREDIT. The following provisions shall apply to all Letters of Credit other than UBOC Letters of Credit:

                  (A) Each such Letter of Credit shall have an expiry date that is thirty days following the first Calculation Date following the date on which such Letter of Credit is issued (or, if such Letter of Credit is issued on or following the final Calculation Date, the date that is thirty days following the latest Termination Date of the Termination Dates of all Transactions then outstanding under this Agreement).

                  (B) No such Letter of Credit may be increased by Party B without the prior consent of Party A (which Party A may withhold in its sole discretion) unless the issuer of such Letter of Credit is an Eligible Financial Institution at the time of such increase.

(u) CERTAIN DEFINITIONS. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". The term "date hereof" refers to the date of this Agreement first above written. Unless the context requires otherwise (1) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (2) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof (each, for purposes of this paragraph, a "LAW"), shall refer to that law as amended from time to time and shall include any successor law, (3) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (4) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (5) all references herein to Sections, Parts, Annexes, Schedules and Exhibits shall be construed to refer to Sections and Parts of, and Annexes, Schedules and Exhibits to, this Agreement.

         As used herein, the following terms have the meanings given to them below:

                  "ASSUMPTION AND ACCESSION AGREEMENT" means an assumption and accession agreement between a Subsidiary of the Company and Party A in substantially the form of Exhibit A to the Guaranty.

                  "AVAILABLE CAPACITY" means, as of any date of determination, the lesser of:

                  (a) the Forward Reserve Collateral Value DIVIDED BY the Minimum Reserve Collateral Ratio; and

                  (b) Maximum Total Capacity (or, if such date of determination is prior to the 90th day after the Effective Date, U.S.$200,000,000 PLUS Syndicated Capacity as of such date).

                  "CALCULATION DATE" means (a) the Effective Date; and (b) each anniversary of the Effective Date falling prior to the Scheduled Maturity Date (or, if any such anniversary is not a Local Business Day, the first following day that is a Local Business Day).

                  "CASH" means the lawful currency of the United States of America.

                  "CEMI GROUP" means Chesapeake Energy Marketing, Inc., Mayfield Processing, L.L.C., MidCon Compression, L.P. and each other Subsidiary which is designated as an Unrestricted Subsidiary under the CHK Indentures in compliance with the terms of this Agreement and the CHK Indentures.

                  "CHK COMPANY" means the Company and each of its Subsidiaries (including Party B and each other Credit Support Provider).

                  "CHK INDENTURES" means the Indentures referred to in the Credit Agreement.

                  "COLLATERAL" means, collectively, the Reserve Collateral, the Intra-Year Collateral and the Temporary Reserve Collateral and all other collateral pledged by Party B and the Credit Support Providers to Party A under the Secured Trading Line Documents.

                  "COMPANY" means Chesapeake Energy Corporation.

                  "CREDIT AGREEMENT" means the Fourth Amended and Restated Credit Agreement, dated as of May 7, 2004, among (INTER ALIA) the Company, Party B, as Borrower, Union Bank of California, N.A., as Administrative Agent and Collateral Agent, the co-syndication agents and co-documentation agents referred to therein and the several lenders from time to time parties thereto, as such Credit Agreement is in effect on the date hereof and without giving effect to any amendments, modifications or supplements thereto, or waiver or termination thereof, after the date hereof, PROVIDED that if Party A (in its sole discretion) consents to any such amendment, modification, supplement or waiver expressly for purposes this Agreement, then the term "Credit Agreement" shall refer to the Credit Agreement as so amended, modified, supplemented or waived.

                  "CREDIT SUPPORT ANNEX" means the Credit Support Annex hereto between Party A and Party B in substantially the form of Annex B hereto.

                  "CREDIT SUPPORT DOCUMENT" means, collectively:

                  (a)      the Credit Support Annex;

                  (b)      the Guaranty;

                  (c) the Mortgages (together with any related financing statements); and

                  (d) the Letters of Credit delivered to Party A pursuant to the terms of this Agreement and the Credit Support Annex.

                  "CREDIT SUPPORT PROVIDER" means, collectively:

                  (a)      the Company; and

                  (b) each CHK Company (other than Party B) that is a mortgagor under a Mortgage or a Subsidiary Guarantor under the Guaranty.

                  "CURRENT RESERVE COLLATERAL VALUE" means, for any date of determination, (a) the then-current Value of the Reserve Collateral, PLUS (b) the then-current Value of the Temporary Reserve Collateral MULTIPLIED BY the Minimum Collateral Reserve Ratio PLUS (c) unless otherwise specified herein, the then-current Value of the Intra-Year Collateral MULTIPLIED BY the Minimum Collateral Reserve Ratio, all as reasonably determined by the Calculation Agent.

                  "EFFECTIVE DATE" means the date of this Agreement.

                  "ELIGIBLE FINANCIAL INSTITUTION" means, at any time:

         (1)      a  financial   institution  whose  long-term   unsecured  debt
                  obligations then have a credit rating of "Aa3" or better by Moody's and "AA-" or better by Standard & Poor's;

         (2) a financial institution not referred to in clause (1) above whose long-term unsecured debt obligations then have a credit rating of at least "A1" by Moody's and at least "A+" by Standard & Poor's, but only if such financial institution is otherwise acceptable to Party A in its sole discretion; and

         (3) if UBOC does not qualify as an Eligible Financial Institution on any date under clause (1) or (2) above, then UBOC shall nevertheless be deemed to be an Eligible Financial Institution on such date if its long-term unsecured debt obligations then have a credit rating of at least "A2" by Moody's and at least "A-" by Standard & Poor's.

                  "ELIGIBLE PROPERTIES" means property interests of Party B and the other CHK Companies to which Proved Developed Producing Reserves are attributable and which have oil and natural gas production, diversity and other characteristics acceptable to Party A in its sole discretion.

                  "FACILITY TERMINATION DATE" means the earlier of:

                  (a)      the Scheduled Maturity Date; and

                  (b) the first day following the Voluntary Trading Period Termination Date (if any) on which no Specified Natural Gas Transaction is outstanding.

                  "FINANCIAL OFFICER" means, as to Party B or any of the Credit Support Providers, the chief financial officer, treasurer or other officer thereof acceptable to Party A.

                  "FORWARD RESERVE COLLATERAL VALUE" means:

                  (a) for any date of determination that occurs prior to the final Calculation Date, the sum of:

                           (1) the Forward Value of the Reserve Collateral PLUS

                           (2) the aggregate  Value  of  all  Temporary  Reserve
                               Collateral  MULTIPLIED BY the Minimum  Collateral
                               Reserve   Ratio;   and

                  (b) for any date of determination that occurs on or after the final Calculation Date, the Current Reserve
                           Collateral Value (determined without regard to any Intra-Year Collateral),

         in each case as  reasonably determined by the Calculation Agent.

                  "FORWARD VALUE" means, for any Eligible Property:

                  (a) for any date of determination that occurs prior to the final Calculation Date, the projected Value of such Eligible Property as of the next occurring Calculation Date; and

                  (b)      for any date of determination that occurs on or after
                           the  final   Calculation  Date,  the  Value  of  such
                           Eligible Property as of such date of determination,

         all as reasonably determined by the Calculation Agent. For the avoidance of doubt:

                  (1) if a Forward Value calculation is being made under clause (j)(2) of this Part 6 on or after a Pre-Calculation Date, then (x) the "date of determination" for such calculation will be deemed to be the Calculation Date immediately following such Pre-Calculation Date, and (y) the reference in clause
                           (a) above to the "next occurring Calculation Date" means the second Calculation Date following such Pre-Calculation Date;

                  (2) if a Forward Value calculation is being made on a Calculation Date, then (x) the "date of determination" for such calculation will be such Calculation Date, and (y) the reference in clause (a) above to the "next occurring Calculation Date" means the Calculation Date following the Calculation Date on which such calculation is made; and

                  (3) for each Forward Value calculation other than those referred to in clauses (1) and (2) above, (x) the "date of determination" for such calculation will be the date on which such calculation is made, and (y) the reference in clause (a) above to the "next occurring Calculation Date" means the Calculation Date following the date on which such calculation is made.

                  "GUARANTY" means the Guaranty Agreement dated as of the Effective Date by the Company and each Subsidiary Guarantor in favor of Party A in substantially the form attached as Exhibit C hereto.

                  "INTRA-YEAR NATURAL GAS PFE" means, as of any date of determination, the highest Natural Gas PFE that occurs between such date of determination and the next occurring Calculation Date (or, if such date of determination occurs after the final Calculation Date, between such date of determination and the Facility Termination Date), as determined by the Calculation Agent taking into account all existing (and, if relevant, proposed) Specified Natural Gas Transactions.

                  "LETTER OF CREDIT" means a letter of credit in substantially the form attached as Exhibit D (or otherwise in form and substance satisfactory to Party A), issued by an Eligible Financial Institution for the account of Party B or one of its Affiliates and for the benefit of Party A hereunder and meeting the requirements set forth herein and in the Credit Support Annex.

                  "LETTER OF CREDIT DEFAULT" means, with respect to any Letter of Credit, the related issuing bank (a) becomes subject to any event analogous to an event specified in Section 5(a)(vii) of this Agreement,
         (b) fails to comply with or perform its obligations under such Letter of Credit if such failure shall continue after the lapse of any applicable grace period, (c) shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of such Letter of Credit or (d) suffers a material adverse change in its financial condition or prospects (the existence of any such change being determined by the beneficiary of the Letter of Credit acting in its sole discretion).

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "MAXIMUM TOTAL CAPACITY" means U.S.$600,000,000, PROVIDED that if Syndicated Capacity on the 90th day after the Effective Date is less than U.S.$400,000,000, then Maximum Total Capacity shall be reduced on that date by the amount of such deficiency.

                  "MINIMUM RESERVE COLLATERAL RATIO" means 1.50 to 1.00.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORTGAGE" shall mean the Mortgage, Deed of Trust, Security Agreement, Assignment of Production, Financing Statement (Personal Properties Including Hydrocarbons) and Fixture Filing, dated as of the date of its execution and delivery and in substantially the form attached as Exhibit B hereto or otherwise in form and substance satisfactory to Party A in its sole discretion. Each Mortgage shall cover all of the relevant mortgagor's right, title and interest in and to the collateral purported to be covered thereby (including all proceeds thereof and all related accounts receivable).

                  "MORTGAGED PROPERTIES" shall mean the "Mortgaged Properties" as defined in, and subject to the duly recorded Lien of, the Mortgages.

                  "NATURAL GAS MARK-TO-MARKET AMOUNT" means the aggregate mark-to-market position of all Specified Natural Gas Transactions as determined by the Calculation Agent in a commercially reasonable manner at the close of each Local Business Day. If such position is in favor of Party A, the Natural Gas Mark-to-Market Amount will be stated as a positive number. If such position is in favor of Party B, the Natural Gas Mark-to-Market Amount will be stated as a negative number.

                  "NATURAL GAS PFE" means, as of the date of determination, the peak potential future natural gas trading credit exposure to Party B by Party A as determined in good faith by the Calculation Agent taking into account all existing (and, if relevant, proposed) Specified Natural Gas Transactions. For the avoidance of doubt, the Calculation Agent's determination of Natural Gas PFE will depend on factors including (a) changes in NYMEX natural gas futures prices, (b) NYMEX natural gas futures implied volatility levels, and (c) delivery volumes remaining at each calendar month until the Facility Termination Date.

                  "PERSON" means an individual, corporation (including a business trust), partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

                  "PROVED",  "PROVED  DEVELOPED  PRODUCING  RESERVES",   "PROVED
         RESERVES",   "PROVED   DEVELOPED   NON-PRODUCING   RESERVES",   "PROVED
         UNDEVELOPED RESERVES" and "PRODUCING" have the respective meanings given to them in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successors).

                  "QUALIFIED MORTGAGED PROPERTY" means a Mortgaged Property (a) which is an Eligible Property; (b) as to which Party B shall have taken all actions and executed and delivered all documents under clauses (2),
         (3), (4), (5), (7), (8), (9), (10), (11), (13), (17) and (19) of clause
         (h) of this Part 6 or clause (o) of this Part 6; and (c) which shall be subject to a first priority perfected Lien in favor of Party A.

                  "REGULATION S-K" and "REGULATION S-X" mean, respectively, Regulation S-K and Regulation S-X promulgated by the SEC, as such Rules are in effect on the date hereof.

                  "RESERVE COLLATERAL" means the Initial Reserve Collateral and all other Mortgaged Properties pledged by Party B and the Credit Support Providers to Party A pursuant to the terms of this Agreement and the other Secured Trading Line Documents, PROVIDED that Reserve Collateral shall not include on any date any property that is not then a Qualified Mortgaged Property.

                  "RESERVE COLLATERAL RATIO" means:

                  (a) for any date of determination that is a Calculation Date, the Forward Reserve Collateral Value DIVIDED BY the Natural Gas PFE; and

                  (b) for any other date of determination, (1) the Current Reserve Collateral Value for such date DIVIDED BY (2)
                           (x) if the Natural Gas Mark-to-Market Amount is a positive number as of such date, the Natural Gas Mark-to-Market Amount for such date or (y) otherwise, the Intra-Year Natural Gas PFE.

                  "SCHEDULED MATURITY DATE" means May 31, 2009, PROVIDED that the Scheduled Maturity Date may be extended at any time and from time to time to May 31 in any subsequent year if Party A and Party B so agree (it being understood that no party shall be obligated to agree to any such extension of the Scheduled Maturity Date, and may withhold its consent to any such extension in its sole discretion).

                  "SEC" means the U.S. Securities and Exchange Commission (or any governmental agency substituted therefor).

                  "SECURED TRADING LINE DOCUMENTS" means this Agreement (including the Schedule and Credit Support Annex and all Confirmations of Specified Natural Gas Transactions) and the Credit Support Documents.

                  "SOLVENCY CERTIFICATE" means a certificate of Party B or one if its Affiliates (as applicable), addressed to Party A, certifying that, as of the date of such certificate, Party B or such Affiliate (as applicable) is Solvent.

                  "SOLVENT" means that, as of any date of determination as to any Person, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (1) "debt" means liability on a "claim", and (2) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SPECIFIED NATURAL GAS TRANSACTION" means any Transaction between Party A and Party B that satisfies (in the good faith judgment of the Calculation Agent) each of the following conditions:

                  (a)      such   Transaction   is  a   cash-settled   commodity
                           transaction in which the sole commodity covered is natural gas;

                  (b) the effective date of such Transaction falls during the Trading Period; and

                  (c) no part of the term of such Transaction falls after the Scheduled Maturity Date.

                  "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company (other than Party B) that is a "Subsidiary Guarantor" under and as defined in the Guaranty.

                  "SYNDICATED CAPACITY" means, as of any date, the portion (if any) of Maximum Total Capacity that Party A has syndicated to third parties, all as determined by Party A in its sole discretion and reported by Party A to Party B from time to time.

                  "TRADING PERIOD" means the period from and including the Effective Date to but excluding the earlier of (a) the Scheduled Maturity Date and (b) the Voluntary Trading Period Termination Date.

                  "TRANSACTION YEAR" means each period from and including a Calculation Date (including the Effective Date) through but excluding the next succeeding Calculation Date, PROVIDED that the final Transaction Year shall end on and include the Facility Termination Date.

                  "UNRESTRICTED SUBSIDIARY" means an "Unrestricted Subsidiary" as defined in the CHK Indentures.

                  "VALUE" means, as of any date of determination:

                  (a)      with respect to Cash, the amount thereof;

                  (b) with respect to a Letter of Credit, the amount then available to be unconditionally drawn by Party A under the terms of such Letter of Credit, PROVIDED that if:

                           (1) such Letter of Credit is not a UBOC Letter of Credit and the stated expiry date of such Letter of Credit is less than 30 days after such date of determination;

                           (2) such Letter of Credit is then an Ineligible Letter of Credit; or

                           (3) a Letter of Credit Default occurs with respect to such Letter of Credit,

                           then the Value of such Letter of Credit as of such date shall be equal to U.S.$0;

                  (c) with respect to any Mortgaged Properties, the value of Proved Developed Producing Reserves attributable thereto (determined taking into account all remaining production volumes as of such date of determination), all as reasonably determined by the Calculation Agent, and

                  (d)      with respect to any other property, U.S.$0.

                  In making its determination under clause (c) above, the Calculation Agent will determine the expected nominal future cash flows of such reserves (based on the then-most recent Reserve Reports and utilizing commodity prices based on the Calculation Agent's then-current standard internal commodity "price decks" used by it for evaluating and making credit decisions for Party B and other similar commodity exploration and production companies with which Party A has existing or prospective credit exposure, PROVIDED that the Calculation Agent shall be entitled to use its own estimates of, among other things, natural gas liquids prices and production volumes), net of expenses estimated by the Calculation Agent (including the Calculation Agent's estimates of operating expenses, capital costs and any environmental, remediation and other costs and expenses related to such reserves), and discount such net nominal future cash flows back to the date of determination using a discount rate of 9% per annum.

                            [signature page follows]

DEUTSCHE BANK AG                                CHESAPEAKE EXPLORATION
                                                LIMITED PARTNERSHIP

                                            By:  Chesapeake Operating, Inc.,
                                                     its general partner

By:  /s/ GREGORY COLLETT                    By:  /s/ MARTHA A BURGER
     ----------------------------------          ------------------------------
      Name:  Gregory Collett                     Name:  Martha A. Burger
      Title: Vice President and Counsel          Title: Treasurer and
                                                        Senior Vice President -
                                                        Human Resources

By:  /s/ CARLO CARLTON
     ---------------------------------
     Name:  Carlo Carlton
     Title: Vice President and Counsel

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